CENTRAL AND SOUTH WEST SERVICES, INC                 Exhibit 1
                     P.O. BOX 21928 TULSA, OKLAHOMA                  Page 1 of 4
                    TELEPHONE NUMBER (918) 594 - 2000

              STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                   AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

APRIL 1999

A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         318     PSO         1     CPL         115

B.  AMOUNT OF EXPENDITURES:                                              SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                         $253,768.28
PR4018  Stores Salvage - SWEPCO                                     (111,492.02)
PR4101  Direct Labor to SWEPCO Coal Cars                              31,560.94
PR4101  Charges Other than Direct Labor                                    9.74
PR4104  Direct Labor to Rework SWEPCO Material                        10,010.75
PR4104  Charges other than Direct Labor                                    4.99
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                      0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO               6,315.29
PR4230  Payroll Taxes - Direct Labor - SWEPCO                          3,152.21
PR4238  Depreciation Expense - SWEPCO                                 10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                             0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                       26,402.30
PR4272  Switching Fees - SWEPCO                                        1,663.50
PR4277  Repainting Coal Cars - SWEPCO                                      0.00
                                                                  --------------

                 Total 100% SWEPCO Costs                            $231,999.98
                                                                  ==============


COSTS ASSIGNED 100% TO CPL:                                               CPL

PR4003   Direct Material to CPL Coal Cars                                871.87
PR4014   Inventory Carrying Charges - CPL                              1,212.24
PR4021   Stores Salvage - CPL                                           (668.56)
PR4105   Direct Labor to CPL Coal Cars                                   493.05
PR4105   Charges Other thanDirect Labor                                    2.51
PR4106   Direct Labor to Rework CPL Material.                              0.00
PR4106   Charges Other than Direct Labor                                   0.05
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                        0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                    74.90
PR4218   Payroll taxes - Direct Labor - CPL                               37.39
PR4240   Depreciation Expense - CPL                                        0.00
PR4269   Outside Maintenance of CPL Coal Cars                          1,030.33
PR4274   Switching Fees - CPL                                              0.00
PR4279   Repainting Coal Cars - CPL                                        0.00
                                                                  --------------

                 Total 100% CPL Costs                                 $3,053.78
                                                                  ==============

                                                                       Exhibit 1
                                                                     Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                               PSO

PR4002  Direct Material to PSO Coal Cars                              $2,362.00
PR4015  Inventory Carrying Charges - PSO                               1,887.41
PR4019  Stores Salvage - PSO                                         (56,298.33)
PR4102  Direct Labor to PSO Coal Cars                                      0.00
PR4102  Charges Other than Direct Labor                                   38.65
PR4103  Direct Labor to Rework PSO Material                            2,817.38
PR4103  Charges Other than Direct Labor                                    9.91
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                         0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                    427.99
PR4231  Payroll Taxes - Direct Labor - PSO                               213.63
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                             660.48
PR4273  Switching Fees - PSO                                             304.01
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                                  --------------

                Total 100% PSO Costs                                ($47,576.87)
                                                                  ==============

                                                                       Exhibit 1
                                                                     Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                               SHARED


PR4010  Shop Material                                                 $9,400.33
PR4011  Small Tools                                                      265.40
PR4012  Facility Maintenance - Material                                  853.18
PR4013  Sale of Scrap (Cr.)                                                0.00
PR4016  Switch Engine Operation and Maintenance                            0.00
PR4017  Equipment Operation and Maintenance                            6,645.18
PR4020  Stores Salvage - Joint                                             0.00
PR4110  Supervision                                                   12,799.51
PR4111  Clerical                                                       3,939.58
PR4112  Training and Safety                                            2,360.32
PR4113  General Shop Labor                                             3,139.54
PR4114  Facility Maintenance - Labor                                   9,107.77
PR4116  Switch Engine Operation and Maintenance                        7,441.20
PR4201  Ad Valorem Taxes - Facility                                        0.00
PR4520  Land Cr.                                                           0.00
PR4206  Data Processing Charges                                          574.40
PR4207  General Office Overhead                                          583.05
PR4210  Employee Activities                                              650.59
PR4211  Employee Expenses                                              3,138.40
PR4212  Employee Fringe Benefits                                       6,069.11
PR4215  Employee Sick Benefits                                             0.00
PR4220  Injuries and Damages                                               0.00
PR4221  Insurance - Liability and Property                               539.52
PR4225  Maintenance of Facilities (Contracted)                         2,055.00
PR4226  Office Supplies and Expenses                                   1,800.37
PR4232  Payroll Taxes - Other                                          2,937.47
PR4233  Special Services                                                   0.00
PR4234  Utilities - Heat, Light, Power and Water                       7,291.70
PR4235  Utilities - Telephone                                            472.62
PR4236  Vehicle Expense                                                   46.00
PR4237  Depreciation Expense                                               0.00
PR4250  Miscellaneous                                                     45.00
PR4262  Lease - Basic - All Except Coal Cars                               0.00
PR4264  Lease - Supplemental Expenses - Facility                           0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                          $82,155.24
                                                                  --------------

           SWEPCO     92.62%                                         $76,092.18
                                                                  --------------

           CPL         1.10%                                            $903.71
                                                                  --------------

           PSO         6.28%                                          $5,159.35
                                                                  --------------

                                                                       Exhibit 1
                                                                     Page 4 of 4

           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                     0.00
                                                                  --------------


                       TOTAL COSTS FOR THE MONTH
                   SWEPCO                                           $308,092.16
                                                                  ==============

                   CPL                                                $3,957.49
                                                                  ==============

                   PSO                                              ($42,417.52)
                                                                  ==============



C. COMPUTATION OF COST RATIO:



101, 104   Direct Labor  SWEPCO     $41,571.69        92.62 %   SWEPCO

105, 106   Direct Labor  CPL            493.05         1.10 %   CPL

102, 103   Direct Labor  PSO          2,817.38         6.28 %   PSO
                                   ------------     --------

           Total Direct Labor       $44,882.12       100.00 %
                                   ============     ========